Exhibit 99.1

Edoc Acquisition Corp. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Victor, NY, Dec. 06, 2023 (GLOBE NEWSWIRE) -- Edoc Acquisition Corp. (NASDAQ: ADOC) (the “Company”) announced that it received a letter from The Nasdaq Capital Market (“Nasdaq”) on November 30, 2023 indicating that (i) the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”), in violation of the Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), serves as an additional basis for delisting the Company’s securities from Nasdaq based on Listing Rule 5810(b) and (ii) the Nasdaq Hearings Panel (the “Panel”) will consider this additional deficiency in its decision regarding the Company’s continued listing on the Nasdaq. On December 1, 2023, the Company filed the Form 10-Q with the Securities and Exchange Commission.

As previously disclosed, on November 10, 2023, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company failed to comply with Nasdaq IM-5101-2, which requires that a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement (the “IM-5101-2 Requirement”). On September 25, 2023, the Listing Qualifications Department of Nasdaq notified the Company that it did not comply with Nasdaq Listing Rule 5550(a)(3), due to the Company’s failure to maintain 300 public holders (the “Minimum Public Holders Requirement”). The IM-5101-2 Requirement and the Minimum Public Holders Requirement are the subject of a delisting determination from Nasdaq received on November 10, 2023, and the Company has timely requested a Panel hearing to appeal the determination.

A hearing with the Panel has been scheduled for February 22, 2024. There can be no assurance that the Company will be able to satisfy the Nasdaq’s continued listing requirements, regain compliance with the Rule, the IM-5101-2 Requirement, and the Minimum Public Holders Requirement, and maintain compliance with other Nasdaq listing requirements.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the outcome of an appeal of any decision from Nasdaq, the timing of which remains uncertain. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to continued listing and registration of the Company’s securities on the Nasdaq Stock Market. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

About Edoc Acquisition Corp.:

Edoc Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer of the Company.

Contact Information:

EDOC Acquisition Corp.
7612 Main Street Fishers
Suite 200
Victor, NY 14564
Attention: Kevin Chen